Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the (i) Registration Statement of ToughBuilt Industries, Inc. on Form S-8 (File No. 333-268910), (ii) Registration Statement of ToughBuilt Industries, Inc. on Form S-1 (File No. 333-268537), (iii) Registration Statement of ToughBuilt Industries, Inc. on Form S-1 (File No. 333-266496), (iv) Registration Statement of ToughBuilt Industries, Inc. on Form S-1 (File No. 333-264930), and (v) Registration Statement of ToughBuilt Industries, Inc. on Form S-3 (File No. 333-252630), of our report dated March 31, 2023, which includes an explanatory paragraph as to ToughBuilt Industries, Inc.’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of ToughBuilt Industries, Inc. as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021, which report is included in this Annual Report on Form 10-K of ToughBuilt Industries, Inc. for the year ended December 31, 2022.

/s/ Marcum llp

Marcum llp
Costa Mesa, California
March 31, 2023